EXHIBIT C

                              LETTER OF TRANSMITTAL

                             Regarding Interests in

                    ADVANTAGE ADVISERS STRATIGOS FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                               Dated May 19, 2003


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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
             ON MONDAY, JUNE 16, 2003, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                                    PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                               Attn: Karl Garrett


                           For additional information:

                             Phone: (888) 697-9661
                                    (866) 306-0232

                             Fax:   (302) 791-3105
                                    (302) 793-8132

Advantage Advisers Stratigos Fund, L.L.C.

Ladies and Gentlemen:

          The undersigned hereby tenders to Advantage Advisers Stratigos Fund, L.L.C. (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated May 19, 2003 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

          The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

          The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

          Payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the undersigned's brokerage account at Fahnestock & Co. Inc. ("Fahnestock"), as described in Section 6 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, Fahnestock may subject such withdrawal to any fees that Fahnestock would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund.)

          A promissory note reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the undersigned's brokerage account with Fahnestock. (Any contingent payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account with Fahnestock and, upon a withdrawal of this cash from the account, Fahnestock may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.) The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of June 30, 2003, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for calendar year 2003, which is anticipated to be completed not later than 60 days after December 31, 2003, the Fund's fiscal year end, and will be paid within ten calendar days thereafter.

          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Advantage Advisers Stratigos Fund, L.L.C.


PLEASE FAX OR MAIL IN THE ENCLOSED  POSTAGE PAID  ENVELOPE TO: PFPC INC.,  ATTN:
KARL GARRETT;  P.O. BOX 219,  CLAYMONT,  DE 19703 FAX:  (302)  791-3105 OR (302)
793-8132. FOR ADDITIONAL INFORMATION: PHONE: (888) 697-9661 OR (866) 306-0232

PART 1.   MEMBER INFORMATION:

           Name of Member:
                                      ---------------------------------

           Social Security No.
           or Taxpayer
           Identification No.:
                                      ---------------------------------

           Telephone Number:          (      )
                                      ---------------------------------

PART 2.   AMOUNT OF INTEREST IN THE FUND BEING TENDERED:

          [  ] Entire limited liability company interest.

          [  ] Portion of limited  liability  company interest   expressed as  a
               specific dollar value. (A minimum interest with a value greater than: (a) the then applicable minimum initial investment requirement imposed by the Fund, net of the incentive allocation, if any, or net of the tentative incentive allocation, if any; or
               (b) the tentative incentive allocation, if any, must be maintained (the "Required Minimum Balance").)*

                                   $
                                   -----------------------------

          [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

               *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.    PAYMENT.

           CASH PAYMENT

           Cash payments will be wire transferred directly to the undersigned's brokerage account at Fahnestock. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to the undersigned's brokerage account, upon a withdrawal of this cash payment from the account, Fahnestock may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)

           PROMISSORY NOTE

           The promissory note reflecting the contingent payment portion of the purchase price, if any, will be deposited directly to the undersigned's brokerage account at Fahnestock. The undersigned hereby represents and warrants that the undersigned understands that any payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account at Fahnestock, and, upon a withdrawal of this cash from the account, Fahnestock may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)

Advantage Advisers Stratigos Fund, L.L.C.

PART 4.    SIGNATURE(S).


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
FOR INDIVIDUAL INVESTORS                                    FOR OTHER INVESTORS:
AND JOINT TENANTS:

------------------------------------                        ------------------------------------
Signature                                                   Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


------------------------------------                        ------------------------------------
Print Name of Investor                                      Signature
                                                            (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                             ON SUBSCRIPTION AGREEMENT)


------------------------------------                        ------------------------------------
Joint Tenant Signature if necessary                         Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


------------------------------------                        ------------------------------------
Print Name of Joint Tenant                                  Co-signatory if necessary
                                                            (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                             ON SUBSCRIPTION AGREEMENT)


                                                            ------------------------------------
                                                            Print Name and Title of Co-signatory

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Date:
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